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                                                                    EXHIBIT 10.1


                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of February 27, 1998 (this "Agreement"), among El Paso Natural Gas Company, a Delaware corporation ("Parent"), El Paso Acquisition Company, a Delaware corporation ("Merger Sub"), and DeepTech International Inc., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS the respective Boards of Directors of Parent and the Company have approved the merger of the Company with and into Parent (the "Merger") or with or into Merger Sub if the Merger is restructured as provided herein, upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company ("Company Common Stock"), not owned by Parent, the Company or their respective Subsidiaries (as defined in Section 8.4) will be converted into shares of common stock, par value $3.00 per share, of Parent ("Parent Common Stock"), and/or cash;

     WHEREAS the respective Boards of Directors of each of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders; and

     WHEREAS under certain circumstances the Merger may be restructured as provided herein to merge the Company with or into Merger Sub, and accordingly the Board of Directors of Merger Sub and Parent as sole stockholder have approved such merger, upon the terms and subject to the condition set forth herein.

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Parent at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of the Company shall cease and Parent shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

     Section 1.2 Effective Time. The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware or such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for record or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as defined in Section 1.10).

     Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL.

     Section 1.4 Charter and By-laws; Directors. (a) At the Effective Time, the Restated Certificate of Incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the By-laws of Parent, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Certificate of Incorporation or by applicable law.

     (b) The directors of Parent at the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

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     Section 1.5  Conversion of Securities.  As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holders of any securities of Parent:

          (a) Each issued and outstanding share of Parent Common Stock shall remain outstanding and shall represent one validly issued, fully paid and nonassessable share of Parent Common Stock.

          (b) All shares of Company Common Stock that are held in the treasury of the Company and shares of Company Common Stock owned by Parent or any Subsidiary of Parent shall be canceled and no cash, capital stock of Parent or other consideration shall be delivered in exchange therefor.

          (c) Subject to Sections 1.5(b), 1.6 and 1.7, at the Effective Time each issued and outstanding share of Company Common Stock shall be converted into, at the election of the holder thereof, one of the following (as adjusted pursuant to this Article I, the "Merger Consideration"):

             (i) for each such share of Company Common Stock (other than shares as to which a Cash Election (as defined in Section 1.6(a)) has been effectively made and not revoked or lost pursuant to Section 1.6, the right to receive a number of shares of Parent Common Stock, including the associated Parent Rights (as defined in Section 2.2) (collectively, the "Stock Consideration") equal to the result (calculated to four decimal places) obtained by multiplying (x) $14.00 by (y) a fraction, the numerator of which shall equal 29,291,594.5 and the denominator of which shall equal the sum of (i) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (ii) the aggregate number of shares of Company Common Stock which could be acquired upon the exercise in full of all options and warrants to purchase Company Common Stock outstanding immediately prior to the Effective Time (after giving effect to any anti-dilution adjustments, if any, applicable to such options and warrants in connection with the Rights Offering (as defined in Section 5.11(a)) (such fraction is referred to herein as the "Multiplier"), and dividing the result (rounded up to the nearest full cent) by the average (calculated to four decimal places) of the closing sales prices of a share of Parent Common Stock on the New York Stock Exchange (the "NYSE") Composite Tape, as reported in The Wall Street Journal, during the ten consecutive trading days ending on and including the trading day immediately prior to the Effective Time (the "Average Price") (provided that if the Average Price is more than $75.00, the Average Price shall be deemed for purposes of this paragraph to be $75.00, and if the Average Price is less than $50.00, the Average Price shall be deemed for purposes of this paragraph to be $50.00) (the "Exchange Ratio"); and

             (ii) for each such share of Company Common Stock as to which a Cash Election has been made, the right to receive an amount in cash, without interest (the "Cash Consideration"), equal to the result (rounded up to the nearest full cent) obtained by multiplying (a) $14.00 by (b) the Multiplier.

          (d) (i) Each of the Company's Equity Incentive Plan, as amended, and Non-Employee Director Stock Option Plan (collectively, the "Company Stock Plans"), and each outstanding stock option held by any current or former employee or director (an "Option") thereunder, (A) shall be assumed by Parent at the Effective Time, and each such Option shall become an option to purchase a number of shares of Parent Common Stock (a "Substitute Option") equal to the number of shares of Company Common Stock subject to such Option multiplied by the Exchange Ratio (rounded to the nearest whole share, with 0.5 shares being rounded up) or (B) at the option of the holder of such Option exercisable by written notice to the Company prior to the Effective Time, shall be cancelled immediately prior to the Effective Time in exchange for a payment in cash as provided below (a "Cash-out Option"). The per share exercise price for each Substitute Option shall be the current exercise price per share of Company Common Stock divided by the Exchange Ratio (rounded up to the nearest full cent), and each Substitute Option otherwise shall be subject to all of the other terms and conditions of the original Option to which it relates. The cash payment for each Cash-out Option shall be equal to the product of (x) the number of shares of Company Common Stock subject to such Option and (y) the excess of the Cash Consideration over the exercise price per share of Company Common Stock subject to such Option. Parent shall provide to the Company at the Effective Time funds to make the payments provided in the
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     preceding sentence. Prior to the Effective Time, the Company shall take such additional actions as are necessary under applicable law and the applicable agreements and Company Stock Plans to effect the transactions contemplated by this paragraph.

             (ii) As soon as practicable after the Effective Time, Parent shall cause to be included under a registration statement on Form S-8 of Parent all shares of Parent Common Stock which are subject to Substitute Options and all shares of Parent Common Stock which were issued in exchange for Company Common Stock which constituted performance shares or restricted stock of the Company to the extent such registration is legally required for such Parent Common Stock to be freely tradable by such holder, and shall maintain the effectiveness of such registration statement until all Substitute Options have been exercised, expired or forfeited.

          (e) (i) At the Effective Time, each warrant (a "Warrant") to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time pursuant to any of the warrant agreements listed in Section
     3.2 of the Company Disclosure Schedule (as defined in Article III) (the "Warrant Agreements") shall remain outstanding and shall thereafter represent the right to receive, upon exercise of such Warrant, solely the Merger Consideration receivable by a holder of the number of shares of Company Common Stock for which such Warrant is exercisable immediately prior to the Merger. For the purpose of determining the form of Merger Consideration receivable in respect of any such Warrant, such Warrant shall be treated in the same manner as any share of Company Common Stock as to which a Stock Election (as defined in Section 1.6(a)) has been made. Parent as the Surviving Corporation in the Merger hereby assumes the due and punctual observance and performance of each and every covenant and condition of such Warrant Agreement to be performed and observed by the Company and all the obligations and liabilities thereunder, subject to the provisions of this paragraph, which, to the extent required by the terms of any Warrant Agreement, have been deemed appropriate by resolution of the Board of Directors of the Company.

              (ii) Parent shall take all such further actions as may be required as of or after the Effective Time in order to comply with the obligations and liabilities of the Company under each Warrant Agreement.

          (f) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of Company Common Stock shall, pursuant to Section 1.5(c), cease to be outstanding and the certificates representing such shares shall be canceled and retired and shall cease to exist, and each holder of such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration and cash for fractional shares of Parent Common Stock in accordance with Section 1.9 upon the surrender of a certificate representing such shares of Company Common Stock (a "Certificate").

     Section 1.6 Company Common Stock Elections. Each holder of shares of Company Common Stock (other than holders of shares to be canceled as set forth in Section 1.5(b)) shall have the right to submit a request specifying the number of shares of Company Common Stock which such holder desires to have converted into the right to receive either (i) the Cash Consideration or (ii) the Stock Consideration in accordance with the following procedures:

          (a) Each holder of shares of Company Common Stock may specify in a request made in accordance with the provisions of this Section 1.6 (an "Election") (i) the number of such shares which such holder desires to have converted into the right to receive the Cash Consideration in the Merger (a "Cash Election") and (ii) the number of such shares which such holder desires to have converted into the Stock Consideration in the Merger (a "Stock Election"). Each holder of shares of Company Common Stock may specify, by completion of the box provided therefor on the Form of Election (as defined in subsection (c) below), that (x) in the event the Average Price is less than $50.00, such share of Company Common Stock shall be converted into the right to receive the Cash Consideration, notwithstanding such holder's Stock Election, and (y) in the event the Average Price is greater than $75.00, such share of Company Common Stock shall be converted into the right to receive the Stock
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     Consideration, notwithstanding such holder's Cash Election. Each share of
     Company Common Stock as to which no Election is in effect at the Election Record Date (as defined in Section 1.6(e)) or for which an Election has been made but has been revoked or withdrawn or is otherwise no longer effective shall be called a "Non-Electing Share." Subject to Section 1.7, the Non-Electing Shares of each holder of shares of Company Common Stock shall be treated for purposes of this Agreement as if such shares were covered by a Stock Election.

          (b) Parent shall authorize Parent's Transfer Agent or such other person as shall be reasonably acceptable to the Company to receive Elections and to act as Exchange Agent hereunder (the "Exchange Agent").

          (c) Parent shall prepare, for use by stockholders of the Company in surrendering Certificates, a form (the "Form of Election") pursuant to which each holder of Company Common Stock may make Elections. The Form of Election shall be mailed to stockholders of record of the Company on the earliest practicable date on or after the latest to occur of (i) the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the mailing of the Information Statement/Prospectus (as defined in Section 5.2) to stockholders of the Company and (iii) the mailing of the Rights Offering Prospectuses (as defined in Section 5.11(a)) to stockholders of the Company.

          (d) The Company shall use all reasonable efforts to make the Form of Election available to all persons who become stockholders of record of the Company during the period between such record date and the Election Record Date (as defined in Section 1.6(e)).

          (e) An Election shall have been properly made only if the Exchange Agent shall have received, by 5:00 p.m., New York City time, on the twentieth day following the date of mailing of the Form of Election (such time on such day being referred to herein as the "Election Record Date"), a properly completed and signed Form of Election accompanied by the Certificate or Certificates representing the shares of Company Common Stock to which such Form of Election relates (or by an appropriate guarantee of delivery of such Certificate or Certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificate or Certificates are in fact delivered by the time set forth in such guarantee of delivery).

          (f) Any holder of record of shares of Company Common Stock may at any time prior to the Election Record Date change such holder's Election by written notice received by the Exchange Agent at or prior to the Election Record Date accompanied by a properly completed Form of Election. Parent shall have the right in its sole discretion to permit changes in Elections after the Election Record Date.

          (g) Any holder of record of shares of Company Common Stock may at any time prior to the Election Record Date revoke such holder's Election by written notice received by the Exchange Agent at or prior to the Election Record Date or by withdrawal prior to the Election Record Date of such holder's Certificates previously deposited with the Exchange Agent. Any revocation of an Election may be withdrawn by notice of such withdrawal delivered at or prior to the Election Record Date. Any stockholder of the Company who shall have deposited Certificates with the Exchange Agent shall have the right to withdraw such Certificates by written notice received by the Exchange Agent at or prior to the Election Record Date. Parent shall obtain from the Exchange Agent an agreement to return all Forms of Election and accompanying Certificates to the stockholders submitting the same in the event this Agreement shall be terminated in accordance with its terms.

          (h) Parent shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 1.7, the issuance and delivery of certificates for Parent Common Stock into which shares of Company Common Stock are converted in the Merger

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     and the payment for shares of Company Common Stock converted into the right to receive the Cash Consideration in the Merger.

     Section 1.7 Special Cash Rights; Restructuring of Merger. (a) Notwithstanding any provision of Section 1.5 or 1.6, in the event that the portion of the aggregate consideration paid or deemed paid with respect to the Company Common Stock pursuant to the Merger (including the Aggregate Cash Consideration (as defined below)) (the "Aggregate Merger Consideration") which shall be paid or deemed paid other than in the form of Parent Common Stock (which shall be deemed to include, without limitation, cash paid upon the acquisition by Parent or any of its Subsidiaries of Company Common Stock, Options or Warrants, whether pursuant to the Merger, the Stockholder Agreements (as hereinafter defined in Section 3.11) or otherwise, the fair market value of the Rights (as defined in Section 5.11(a)) distributed to holders of Company Common Stock pursuant to the Rights Offering, any Excess Proceeds (as defined in the Contribution and Distribution Agreement) transferred to Tatham Offshore, Inc. ("Offshore") pursuant to the Contribution and Distribution Agreement (as defined in Section 5.11(a)), and cash paid in lieu of fractional shares) (the "Aggregate Cash Consideration") shall exceed 50% of the Aggregate Merger Consideration (the "Tax-Free Merger Maximum Cash Consideration"), no share of Company Common Stock shall be converted into the right to receive the Stock Consideration in the Merger unless (i) a valid Stock Election is in effect with respect to such share of Company Common Stock at the Election Record Date and
(ii) such Stock Election expressly specifies, by completion of the box provided therefor on the Form of Election, that such share of Company Common Stock shall be converted into the right to receive the Stock Consideration in the Merger notwithstanding that the receipt of Parent Common Stock in the Merger may be taxable to the holder of such share of Company Common Stock. For the purpose of determining the Aggregate Merger Consideration and the Tax-Free Merger Maximum Cash Consideration, a share of Parent Common Stock shall be valued at the lowest of (x) the closing trading price of a share of Parent Common Stock on the NYSE Composite Tape on the date of the Effective Time, (y) the median, rounded to four decimal places, of the high and low trading price of a share of Parent Common Stock on the NYSE Composite Tape on the date of the Effective Time and
(z) the Average Price.

     (b) If the Aggregate Cash Consideration shall exceed the Tax-Free Merger Maximum Cash Consideration, (i) the Merger shall be restructured as a merger of Merger Sub with and into the Company, and (ii) without any further action by the Board of Directors or stockholders of Parent or the Company, the provisions set forth in Section 1.12 hereof shall be applicable to the Merger.

     Section 1.8 Parent to Make Cash and Certificates Available; Transfer Taxes; Withholding. (a) As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock, certificates for shares of Parent Common Stock and cash representing the Merger Consideration payable pursuant to Sections 1.5, 1.6, 1.7 and 1.9 (such certificates and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, on a daily basis. Any interest or other income resulting from such investments shall be paid to Parent. As soon as practicable after the Effective Time, the Exchange Agent shall distribute to each holder of shares of Company Common Stock converted into the right to receive the Cash Consideration or the Stock Consideration pursuant to Sections 1.5, 1.6, 1.7 and 1.9, upon surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more Certificates for cancellation, a check for the amount of cash to which such holder is entitled under such sections and certificates representing the shares of Parent Common Stock to which such holder is entitled under such sections. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates whose shares were converted pursuant to this Article I (other than any holder who previously surrendered all its Certificates with a Form of Election or pursuant to a guarantee of delivery set forth in a Form of Election) (A) a letter of transmittal in form reasonably acceptable to Parent (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (B) instructions for use in effecting the surrender of the Certificates.

     (b) Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a
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certificate representing that number of whole shares of Parent Common Stock issuable and the cash payable to such holder pursuant to Sections 1.5, 1.6, 1.7 and 1.9 of this Agreement. Each share of Parent Common Stock into which a share of Company Common Stock shall be converted shall be deemed to have been issued at the Effective Time. If any certificate representing shares of Parent Common Stock or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     Section 1.9 Dividends, Fractional Shares, etc. (a) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Certificate, until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of certificates for Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes that may be required thereon.

     (b) At or after the Effective Time, there shall be no transfer on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration, if any, deliverable in respect thereof pursuant to this Agreement.

     (c) No fractional shares of Parent Common Stock shall be issued pursuant to the Merger. In lieu of the issuance of any fractional share of Parent Common Stock pursuant to the Merger, cash adjustments shall be paid to holders in respect of any fractional share of Parent Common Stock that could otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of such fractional amount and the Average Price.

     (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company six months after the Effective Time or for such longer time as Parent shall determine shall be delivered to Parent. Any former stockholder of the Company who has not theretofore complied with this Article I shall thereafter look only to the Surviving Corporation and Parent for payment of the applicable Merger Consideration, cash in lieu of fractional shares and unpaid dividends and distributions on Parent Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

     (e) To the fullest extent permitted by law, none of Parent, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common

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Stock for any amount properly delivered to a public official pursuant to applicable or unclaimed property, escheat or similar laws.

     (f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock, as provided in this Section 1.9, deliverable in respect thereof pursuant to this Agreement.

     (g) In the event of any change in the Parent Common Stock between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, combination, exchange of Parent Common Stock or the like, the Merger Consideration, the maximum and minimum prices of the Parent Common Stock used to determine the Average Price, and other terms set forth in this Agreement shall be appropriately adjusted.

     Section 1.10 Closing. The closing of the Merger (the "Closing") and all actions contemplated by this Agreement to occur at the Closing shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Pennzoil Place, South Tower, 711 Louisiana Street, Suite 1900, Houston, Texas, at 10:00 a.m., local time, on a date to be specified by the parties, which (subject to fulfillment or waiver of the conditions set forth in Article VI) shall be no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived, or at such other time and place as Parent and the Company shall agree.

     Section 1.11 Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger other than transfer or other taxes described in
Section 1.8(b) (collectively, "Transfer Taxes"). From and after the Effective Time, Parent shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Company Stock, all Transfer Taxes.

     Section 1.12 Restructuring. If the Aggregate Cash Consideration exceeds the Tax-Free Merger Maximum Cash Consideration, Parent, Merger Sub and the Company agree as follows:

          (a) As promptly as practicable after the Election Record Date, the Merger shall be restructured as provided in this Section 1.12 (the "Alternative Taxable Merger").

          (b) The following provisions shall apply to the Alternative Taxable
     Merger:

             (i) Section 1.1 of this Agreement shall be deemed to read as follows:

                Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

             (ii) Section 1.4 of this Agreement shall be deemed to read as follows:

                Section 1.4 Charter and By-laws; Directors. (a) At the Effective Time, the Certificate of Incorporation of the Company shall be amended to read in its entirety as set forth in Exhibit A. At the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Certificate of Incorporation or by applicable law.

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                (b) The directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

             (iii) The introductory paragraph of Section 1.5 and Section 1.5(a) of this Agreement shall be deemed to read as follows:

                Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of
           Parent:

                (a) Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

             (iv) All references in this Agreement to the Surviving Corporation shall be deemed references to the Company as the Surviving Corporation in the Alternative Taxable Merger.

             (v) The condition set forth in Section 6.1(e) of this Agreement shall not be applicable to the Alternative Taxable Merger.

             (vi) References to Parent in Sections 6.2(a) and (b) of this Agreement shall be deemed to include references to Merger Sub.

     Section 1.13 Alternative Restructuring. (a) At the option of Parent, exercisable by written notice to the Company, the Merger shall be restructured as provided in this Section 1.13 (the "Alternative Tax-Free Merger"); provided, however, that if Parent makes such election, Parent shall not be permitted to assert, and shall be deemed to have waived, each condition to its obligation to close the Merger, which condition would be satisfied, if such alternative structure were not used.

     (b) The following provisions shall apply to the Alternative Tax-Free Taxable Merger:

          (i) Section 1.1 of this Agreement shall be deemed to read as follows:

             Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Merger Sub at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

          (ii) Section 1.4 of this Agreement shall be deemed to read as follows:

             Section 1.4 Charter and By-laws; Directors. (a) At the Effective Time, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Certificate of Incorporation or by applicable law.

             (b) The directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          (iii) The introductory paragraph of Section 1.5 and Section 1.5(a) of this Agreement shall be deemed to read as follows:

             Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of Parent:

             (a) Each issued and outstanding share of common stock of Merger Sub shall remain outstanding and shall represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (iv) All references in this Agreement to the Surviving Corporation shall be deemed references to Merger Sub as the Surviving Corporation in the Alternative Tax-Free Merger.

     Section 1.14. Guarantee. Parent hereby absolutely and unconditionally guarantees the performance by Merger Sub of all of its obligations under this Agreement. The liability of Parent hereunder shall be primary and not as a surety, and shall not be affected by the bankruptcy of Merger Sub or any failure or delay by the Company in exercising any right or remedy. Parent hereby waives notice or demand of performance in the acceptance of its obligations hereunder.

     Section 1.15. Dissenting Shares. Notwithstanding Section 1.5(c), if the Merger is restructured in the form of the Alternative Taxable Merger as provided in Section 1.12, any shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who (i) has not executed a written consent in favor of the Merger, (ii) is required by the terms of this Agreement to accept consideration for shares of Company Common Stock owned by such holder other than in the form of Parent Common Stock and cash in lieu of fractional shares, and (iii) has demanded appraisal for such shares of Company Common Stock in accordance with the DGCL (the "Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal or it is determined that such holder does not have appraisal rights in accordance with the DGCL. If, after the Effective Time, such holder fails to perfect or withdraws or loses its right to appraisal, or if it is determined that such holder does not have an appraisal right, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive in exchange for each share of Company Common Stock the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to control all negotiations and proceedings with respect to such demands except as required by applicable law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company as follows (such representations and warranties (as well as other provisions of this Agreement) are qualified by the matters identified on a disclosure schedule (the "Parent Disclosure Schedule") delivered by Parent to the Company prior to execution of this Agreement):

     Section 2.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, alone or in the aggregate, have a Parent Material Adverse Effect. For the purposes of this Agreement, a "Parent Material Adverse Effect" means any state of facts, event, change or effect which, individually or in the aggregate, (i) has a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of Parent and its Subsidiaries taken as a whole, other than effects arising out of or resulting from changes in general economic conditions, stock or financial market fluctuations, or oil and gas industry conditions, or (ii) would prevent the consummation of the material transactions contemplated hereby. Complete and correct copies as of the date hereof of the Restated Certificate of Incorporation and By-laws of Parent have been delivered to the Company as part of the Parent Disclosure Schedule.

     Section 2.2 Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, and 25,000,000 shares of Preferred Stock, par value $.01 per share (the "Parent Preferred Stock"). As of February 26, 1998, (a) 60,773,150 shares of Parent Common Stock were validly issued and outstanding, fully paid, and nonassessable, (b) no shares of Parent Preferred Stock were issued and outstanding and (c) 4,284,773 shares of Parent Common Stock were reserved for issuance pursuant to stock options ("Parent Stock Options") of Parent. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote with Parent's stockholders, whether together or as a separate class, on any matters on which Parent's stockholders may vote. As of the date of this Agreement, except for Parent Stock Options and rights ("Parent Rights") issued pursuant to the Amended and Restated Shareholder Rights Agreement, dated July 23, 1997 between Parent and The First National Bank of Boston, there are no options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Parent Common Stock issuable in accordance with this Agreement in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

     Section 2.3 Subsidiaries. Each Subsidiary of Parent is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except where the failure to be validly existing and in good standing would not be material to the business of such Subsidiary) and has the corporate or similar power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Subsidiary of Parent is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified, when taken together with all such failures, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Section 2.3 of the Parent Disclosure Schedule contains, with respect to each Subsidiary of Parent, its name and jurisdiction of organization and, with respect to each Subsidiary that is not wholly owned, the percentage of outstanding capital stock or equity capital owned by Parent or a Subsidiary. All the outstanding shares of capital stock or equity capital of each Subsidiary of Parent are validly issued, fully paid and nonassessable, and, to the extent owned by Parent or by a Subsidiary of Parent, are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls, convertible securities or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Subsidiaries of Parent. Except as set forth in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity or have any obligation, commitment or undertaking to acquire any such interest.

     Section 2.4 Authority Relative to this Agreement. Parent has the corporate power to enter into this Agreement and each other agreement executed and delivered in connection with the material transactions contemplated hereby (the "Related Agreements") to which Parent is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements to which Parent is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Parent's Board of Directors. This Agreement and each Related Agreement to which Parent is a party constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any Related Agreement to which Parent is a party and the transactions contemplated hereby or thereby. Parent is not subject to or obligated under (i) any charter, by-law, indenture or other loan or credit document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument or judgment or any statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a material benefit, by its executing and carrying out this Agreement or any Related Agreement to which Parent is a party other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, modifications, accelerations, rights to payment or compensation, or losses which, either alone or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect and (B) the laws and regulations referred to in the next sentence. Except as required by the HSR Act, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity"), is necessary for the consummation by Parent of the Merger or the other transactions contemplated by this Agreement or any Related Agreement to which Parent is a party, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain which has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

     Section 2.5 Reports and Financial Statements. Parent has previously furnished the Company with true and complete copies of its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and December 31, 1996, as filed with the Securities and Exchange Commission (the "Commission"), (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) since December 31, 1995, and (iv) all other reports or registration statements filed by Parent with the Commission since December 31, 1995, except for preliminary material (in the case of clauses (iii) and (iv) above) and except for registration statements on Form S-8 relating to employee benefit plans and annual reports on Form 11-K with respect to such plans, which are all the documents that Parent was required to file with the Commission since that date (the documents in clauses (i) through (iv) being referred to herein collectively as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Parent SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of Parent and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects in accordance with the books of account and records of Parent and its Subsidiaries.

     Section 2.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed and delivered to the Company prior to the date of this Agreement, since September 30, 1997, there has not been any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, alone or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

     Section 2.7 Litigation. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there is no suit, action or proceeding to which Parent or any of its Subsidiaries is a party pending or, to the actual knowledge of the individuals listed in Section 2.7 of the Parent Disclosure Schedule ("Parent

Knowledge"), threatened against Parent or any of its Subsidiaries which, alone or in the aggregate, has had or would reasonably be expected to have, a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries which, alone or in the aggregate, has had, or would reasonably be expected to have, any such Parent Material Adverse Effect.

     Section 2.8 Compliance with Applicable Laws. Parent and each of its Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary or appropriate for the operation of its respective business, except for such permits, licenses, variances, exemptions, orders and approvals the failure to hold which, alone or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect (the "Parent Permits"). Parent and each of its Subsidiaries is in compliance with the terms of the Parent Permits, except for any failure to comply which, alone or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Reports filed and delivered to the Company prior to the date of this Agreement, the businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, alone or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

     Section 2.9 Tax Matters. To the Parent Knowledge, Parent has not taken any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     Section 2.10 Parent Action. The Board of Directors of Parent (at a meeting duly called and held) has by the requisite vote of all directors present
(a) determined that the Merger is advisable and fair to and in the best interests of Parent and its stockholders and (b) approved the Merger and the transactions contemplated thereby in accordance with the DGCL and Parent's Restated Certificate of Incorporation.

     Section 2.11 Public Utility. Parent is not a "holding company," a "subsidiary company" of a "holding company," an affiliate of a "holding company," or a "public utility company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act").

     Section 2.12 Representations and Warranties Regarding Merger Sub. Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

          (A) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub has not engaged in any business since it was incorporated other than in connection with its organization and the transactions contemplated by this Agreement.

          (B) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are directly owned by Parent free and clear of all liens, claims and encumbrances.

          (C) Merger Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors and sole stockholder of Merger Sub. This Agreement constitutes a valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. Except as required by the HSR Act, the Securities Act (as defined in Section 2.4), the Exchange Act (as defined in
     Section 2.4) and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any Governmental Entity (as defined in Section 2.4) is necessary for the consummation by Merger Sub of the Merger or the transactions contemplated by this Agreement, other than filings, registrations, authoriza-tions, consents or approvals the failure to make or obtain which would not prevent the consummation of the transactions contemplated this Agreement.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent as follows (such representations and warranties (as well as other provisions of this Agreement) are qualified by the matters identified on a disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent prior to execution of this Agreement):

     Section 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, alone or in the aggregate, have a Company Material Adverse Effect. For the purposes of this Agreement, a "Company Material Adverse Effect" means any state of facts, event, change or effect which, individually or in the aggregate, (i) has a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of the Company and the Company Subsidiaries (as defined below) taken as a whole, other than effects arising out of or resulting from changes in general economic conditions, stock or financial market fluctuations, or oil and gas industry conditions, or (ii) would prevent the consummation of the material transactions contemplated hereby. Complete and correct copies as of the date hereof of the Certificate of Incorporation and By-laws of the Company have been delivered to Parent as part of the Company Disclosure Schedule. The term "Company Subsidiary" shall mean each Subsidiary of the Company other than any member of the Offshore Group. The term "Offshore Group" means Offshore, DeepFlex Production Services, Inc. ("Deepflex") and their Subsidiaries, other than Tatham Offshore Development, Inc. The term "MSG Entities" shall mean Deepflex and its Subsidiaries.

     Section 3.2 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, $.01 par value (the "Company Preferred Stock"). As of February 27, 1998, 24,708,807 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable, and no shares of Company Preferred Stock were issued and outstanding. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote with Company's stockholders, whether together or as a separate class, on any matters on which the Company's stockholders may vote. As of the date of this Agreement, except for (a) Options issued pursuant to the Company Stock Plans which are listed in Section 3.2 of the Company Disclosure Schedule (which contains the name of the Option holder, the date of grant, the exercise price, the vesting and expiration dates and the number of shares of Company Common Stock covered by each such Option) and (b) Warrants issued pursuant to the Warrant Agreements listed in Section 3.2 of the Company Disclosure Schedule (which contains the name of the Warrantholder, the exercise price, the expiration dates and the number of shares of Company Common Stock covered by each such Warrant), such options and warrants covering not in excess of 4,582,787.5 shares of Company Common Stock, there are no options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. After the Effective Time, except for obligations in respect of the Options and Warrants, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of stock of the Company or the Surviving Corporation pursuant to any Company Employee Benefit Plan (as defined in Section 3.10).

     Section 3.3 Subsidiaries. Each Company Subsidiary is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except where the failure to be validly existing and in good standing would not be material to the business of such Company

Subsidiary) and has the corporate or similar power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Company Subsidiary is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified, when taken together with all such failures, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Section 3.3 of the Company Disclosure Schedule contains, with respect to each Company Subsidiary, its name and jurisdiction of organization and, with respect to each Company Subsidiary that is not wholly owned, the number of issued and outstanding shares of capital stock or equity capital and the number of shares of capital stock or equity capital owned by the Company or a Company Subsidiary. Except as set forth in Section 3.3 of the Company Disclosure Schedule, all the outstanding shares of capital stock or equity capital of each Company Subsidiary are validly issued, fully paid and nonassessable, and those owned by the Company or by a Company Subsidiary are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls, convertible securities or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Subsidiaries of the Company. Except as set forth in Section 3.3 of the Company Disclosure Schedule, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity or have any obligation, commitment or undertaking to acquire any such interest.

     Section 3.4 Authority Relative to this Agreement. The Company and its Subsidiaries have the corporate power to enter into this Agreement and each Related Agreement to which the Company or any of its Subsidiaries is a party and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and each Related Agreement to which the Company or any of its Subsidiaries is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company or the Board of Directors and, if required, the stockholders of the relevant Subsidiary, and this Agreement and the Merger have been duly authorized by the written consent (the "Consent") of the holders of a majority of the shares of the Company outstanding as of the record date therefor determined in accordance with Section 228 of the DGCL (the "Consent Date"). This Agreement and each Related Agreement to which the Company or any of its Subsidiaries is a party constitutes a valid and binding obligation of the Company or such Subsidiary enforceable against the Company or such Subsidiary in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize this Agreement or any Related Agreement to which the Company or any of its Subsidiaries is a party and the transactions contemplated hereby or thereby. Except as set forth in Section 3.4 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to or obligated under (i) any charter, by-law, indenture or other loan or credit document or (ii) any other contract (other than Options and Warrants set forth in Section 3.2 of the Company Disclosure Schedule), license, franchise, permit, order, decree, concession, lease, instrument or judgment or any statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a material benefit, by its executing and carrying out this Agreement or any Related Agreement to which the Company or any of its Subsidiaries is a party, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, modifications, accelerations, rights to payment or compensation, or losses which, either alone or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (B) the laws and regulations referred to in the next sentence. Except as required by the HSR Act, the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by the Company and its Subsidiaries of the Merger or the other transactions contemplated by this Agreement or any Related Agreement to which the Company or any of its Subsidiaries is a party, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain which has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

     Section 3.5 Reports and Financial Statements. The Company has previously furnished Parent with true and complete copies, for each of the Company and Leviathan Gas Pipeline Partners, L.P. ("Leviathan"), of its (i) Annual Reports on Form 10-K for the fiscal years ended June 30, 1996 and June 30, 1997 (in the case of the Company) and for the fiscal years ended December 31, 1996 and December 31, 1995 (in the case of Leviathan), in each case, as filed with the Commission, (ii) Quarterly Report on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders or to the extent applicable, limited partners (whether annual or special) since December 31, 1995 and (iv) all other reports or registration statements filed by the Company or Leviathan with the Commission since June 30, 1996 (in the case of the Company) and since December 31, 1995 (in the case of Leviathan), except for preliminary material (in the case of clauses (iii) and (iv) above) and except for registration statements on Form S-8 relating to employee benefit plans and annual reports on Form 11-K with respect to such plans, which are all the documents that the Company or Leviathan were required to file with the Commission since that date (the documents in clauses (i) through (iv) being referred to herein collectively as the "Company Group SEC Reports"). As of their respective dates, the Company Group SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company Group SEC Reports. As of their respective dates, the Company Group SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company or Leviathan, as the case may be, included in the Company Group SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company Group SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of the Company or Leviathan, and their respective Subsidiaries, as the case may be, as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects in accordance with the books of account and records of the Company or Leviathan and their respective Subsidiaries.

     Section 3.6 Absence of Certain Changes or Events. Except as disclosed in the Company Group SEC Reports filed and delivered to Parent prior to the date of this Agreement or in Section 3.6 of the Company Disclosure Schedule, since December 31, 1997, the Company and the Company Subsidiaries have operated their respective businesses in the ordinary course of business consistent with past practice and there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, alone or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect;
(ii) any damage, destruction or loss, whether or not covered by insurance, which has had, or would reasonably be expected to have, a Company Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to the capital stock of the Company or any of the Company Subsidiaries (other than (x) dividends or distributions between the Company and wholly owned Company Subsidiaries, (y) regular quarterly cash dividends by Leviathan, Leviathan Gas Pipeline Company ("LGPC") and Leviathan Holdings Company ("Holdings") declared and paid in amounts (including any increases thereof) and at times consistent with past practice and (z) the distribution of Offshore capital stock to the Company and the holders of Company Common Stock in accordance with the terms of the Contribution and Distribution Agreement and the Tax Sharing Agreement (each as defined in Section 5.11(a)); (iv) any material change in the Company's accounting principles, practices or methods;

(v) any repurchase or redemption with respect to its capital stock; (vi) any stock split, combination or reclassification of any of the Company's capital stock or the issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of the Company's stock;
(vii) any grant of or any amendment (other than (A) to accelerate vesting or (B) to waive an anti-dilution adjustment in connection with the Contribution and the Rights Offering (as defined in Section 5.11(a)) in exchange for a proportionate number of shares of Offshore capital stock) of the terms of any warrant or option to purchase shares of capital stock of the Company other than pursuant to the Company Option Plans; (viii) any granting by the Company or any of the Company Subsidiaries to any director, officer or employee of the Company or any of the Company Subsidiaries of (A) any increase in compensation (other than in the case of employees in the ordinary course of business consistent with past practice), (B) any increase in severance or termination pay, or (C) acceleration of compensation or benefits; (ix) any entry by the Company or any of the Company Subsidiaries into any employment, severance, bonus or termination agreement with any director, officer or employee of the Company or any of the Company Subsidiaries; or (x) any agreement (whether or not in writing), arrangement or understanding to do any of the foregoing. The Company has exercised the option under the Restructuring Option Agreement dated September 22, 1997, between the Company and Offshore (the "Restructuring Agreement"), to exchange the $60,000,000 Subordinated Convertible Promissory Note of Offshore held by the Company for 26,666,667 shares of common stock of Offshore (the "Exchange").

     Section 3.7 Litigation. Except as disclosed in the Company Group SEC Reports filed and delivered to Parent prior to the date of this Agreement, there is no suit, action or proceeding to which the Company or any Company Subsidiary is a party pending or, to the actual knowledge of Thomas P. Tatham, Charles M. Darling IV, Donald V. Weir, Grant E. Sims, John H. Gray or Kenneth H. Hamilton ("Company Knowledge"), threatened against the Company or any of its Subsidiaries which, alone or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of the Company Subsidiaries which, alone or in the aggregate, has had, or would reasonably be expected to have, any such Company Material Adverse Effect.

     Section 3.8 Compliance with Applicable Laws. The Company and each of the Company Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary or appropriate for the operation of its respective business, except for such permits, licenses, variances, exemptions, orders and approvals the failure to hold which, alone or in the aggregate, has not had, and would not reasonably be expected to have a Company Material Adverse Effect (the "Company Permits"). The Company and each of the Company Subsidiaries is in compliance in all material respects with the terms of the Company Permits. Except as disclosed in the Company Group SEC Reports filed and delivered to Parent prior to the date of this Agreement, the businesses of the Company and the Company Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which alone or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To the Company Knowledge, during the past five years, none of the Company's or any of the Company Subsidiaries' officers, employees or agents, nor any other person acting on behalf of any of them or the Company or any of the Company Subsidiaries, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person in violation of any law, ordinance or regulation of any Governmental Entity, including, without limitation, the Foreign Corrupt Practices Act, except for violations or penalties which could not reasonably be expected to cost the Company more than $500,000 individually or in the aggregate.

     Section 3.9 Tax Matters. To the Company Knowledge, the Company has not taken any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     Section 3.10 Employee Benefit Plans. (a) Section 3.10(a) of the Company Disclosure Schedule hereto sets forth a list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit or compensation arrangements, including, without limitation, any such arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by the Company, any Company Subsidiary or any Company ERISA Affiliate (as defined in Section 3.10(g)) or to which the Company, any Company Subsidiary or any Company ERISA Affiliate is obligated to contribute thereunder for current or former directors, employees, independent contractors, consultants and leased employees of the Company, any Company Subsidiary or any Company ERISA Affiliate (the "Company Employee Benefit Plans").

     (b) None of the Company Employee Benefit Plans is a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), and neither the Company nor any Company ERISA Affiliate presently maintains or has maintained such a plan.

     (c) Except as provided in Part 6 of Title I of ERISA, the Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

     (d) Except as provided in the Options and Warrants, the execution of, and performance of the transactions contemplated in, this Agreement will not, either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company or the Company Subsidiaries in the event of a change of control of the Company are the agreements and policies specifically referred to in Section 3.10(d) of the Company Disclosure Schedule. Except as disclosed in Section 3.10(d) of the Company Disclosure Schedule, no payment or benefit which will or may be made by the Company, Parent or any of their Subsidiaries or affiliates with respect to any employee of the Company or any Company Subsidiary will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

     (e) Each Company Employee Benefit Plan that is intended to qualify under
Section 401 of the Code, and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and, to the Company's knowledge, nothing has occurred with respect to the operation or organization of any such Company Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. With respect to any Company Employee Benefit Plan or other employee benefit plan which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA,
(i) the Company has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due), (ii) the Company has not incurred any accumulated funding deficiency within the meaning of Section 412 of the Code and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code, (iii) no "reportable event" (as such term is defined in Section 4043 of ERISA but excluding any event for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation) has occurred or is expected to occur and (iv) since December 31, 1996, no material adverse change in the financial condition of any such plan has occurred.

     (f) (i) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, (ii) the Company has complied in all material respects with any notice, reporting and documentation requirements of ERISA and the Code, (iii) there are no pending actions, claims or lawsuits which have been asserted, instituted or, to the Company's knowledge, threatened, in connection with the Company Employee Benefit Plans, and (iv) the Company Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations.

     (g) Section 3.10(g) of the Company Disclosure Schedule sets forth a complete list of all amounts outstanding relating to bonuses payable to employees and any obligation to pay bonuses to employees relating to the Company's performance, the employee's performance or the transactions contemplated hereby.

     For purposes of this Agreement, "Company ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

     Section 3.11 Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present
(a) determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders, (b) approved the Merger and the transactions contemplated by this Agreement and the Stockholder Agreements dated the date hereof between Parent and each of Thomas P. Tatham, Donald V. Weir, Charles M. Darling IV, Grant E. Sims, Lehman Brothers Holdings, Inc., Donaldson, Lufkin & Jenrette Securities Corporation, as custodian, and DLJ Capital Corp. (collectively, the "Stockholder Agreements") and the transactions contemplated thereby in accordance with the DGCL and the Company's Certificate of Incorporation, and (c) approved the Consent for the purposes of Article VIII of the Company's Certificate of Incorporation. The Company is not subject to
Section 203 of the DGCL.

     Section 3.12 Taxes. (a) The term "Tax" as used herein means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" as used herein means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. All citations to the Code, or the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto. Leviathan has been validly characterized as a partnership for Tax purposes at all times throughout its existence.

     (b) Each of the Company and the Company Subsidiaries has filed all material Tax Returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns. The information contained in such Tax returns is true, complete and accurate in all material respects. Neither the Company nor any Company Subsidiary is delinquent in the payment of any material Tax, assessment or governmental charge. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries that have not been finally settled or paid in full, and no requests for waivers of the time to assess any such Tax are pending. None of the Company and the Company Subsidiaries is obligated, or is reasonably expected to be obligated, to make any payments, or is a party to any agreement that on account of the transactions contemplated by this Agreement would obligate it, or reasonably be expected to obligate it, to make any payments that will not be deductible under Section 280G of the Code. Each of the Company and the Company Subsidiaries has withheld and paid all material Taxes required to be withheld and paid and has complied with all information and backup withholding requirements, including maintaining all necessary records in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

     (c) Except as set forth in Section 3.12(c) of the Company Disclosure Schedule, none of Company or the Company Subsidiaries has, since December 31, 1994, been a member of an affiliated group, within the meaning of Code sec. 1504, filing a consolidated income Tax Return other than a group the common parent of which is the Company. None of the Company and its Subsidiaries has any material liability for the Taxes of any Person other than the Company and its Subsidiaries (A) under Reg. sec.1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise. For this purpose, "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity.

     (d) Section 3.12(d) of the Company Disclosure Schedule sets forth the following information as of December 31, 1997 (as well as on an estimated pro forma basis as of the Effective Time giving effect to the consummation of the transactions contemplated hereby): (A) the Tax basis of the Company and each Company Subsidiary in its assets; (B) the Tax basis of the stockholder(s) of the MSG Entities in the stock of each such entity (or the amount of any excess loss account, as that term is defined in Reg. sec. 1.1502-19); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or any Company Subsidiary; and (D) the amount of any deferred gain or loss allocable to the Company or any Company Subsidiary arising out of any deferred intercompany transaction, as that term is defined in Reg. sec. 1.1502-13.

     Section 3.13 Certain Agreements. (a) Neither the Company nor any of the Company Subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any indenture, note, credit agreement, loan document, lease, license, concession or other agreement including, but not limited to, any Company Employee Benefit Plan, whether or not such default has been waived, which default, alone or in the aggregate with other such defaults, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

     (b) Section 3.13(b) of the Company Disclosure Schedule describes all contracts, agreements and transactions, involving consideration of more than $100,000 for any individual contract, agreement or transaction or series of related contracts, agreements or transactions, between the Company or any of the Company Subsidiaries, on the one hand, and any Related Party (as defined below), on the other hand, which are currently in effect or which were in effect or were consummated at any time on or after January 1, 1995 and sets forth all current balances payable to or receivable from such Related Party related thereto as of the date of this Agreement. For the purpose of this Agreement, "Related Party" means (i) any officer or director of the Company, Offshore or Leviathan or any of their respective Subsidiaries, (ii) any spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of any of the persons listed in clause
(i), (iii) any Affiliate (as defined in Section 5.3) of any of the persons listed in clauses (i) and (ii) (other than the Company or any Company Subsidiary), and (iv) any member of the Offshore Group.

     Section 3.14 Compliance with Worker Safety and Environmental Laws. (a) The properties, assets and operations of the Company and the Company Subsidiaries and their predecessors are and have been in compliance with all applicable federal, state, local, and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of the Company Subsidiaries and their predecessors that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

     (b) The Company and the Company Subsidiaries and their predecessors have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company and the Company Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To the Company Knowledge, there are no pending, threatened or asserted claims or liabilities under CERCLA, 42 U.S.C. sec.9601 et seq., RCRA, 42 U.S.C. sec.6901 et seq., or equivalent state law provisions and no current or former property, asset or operation of the Company or any Company Subsidiary is identified or currently proposed for the National Priorities List at 40 CFR sec.300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

     Section 3.15 Financial Advisor. The Company's Board of Directors has received the opinion of Chase Securities Inc. to the effect that, as of the date hereof, the Merger Consideration, together with the Rights to be distributed to the holders of Company Common Stock in the Rights Offering, is fair from a financial point of view to the holders of Company Common Stock. Except for Chase Securities, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has previously delivered to Parent copies of the engagement letter, dated February 4, 1998, from Chase Securities Inc. to the Company.

     Section 3.16 Public Utility. The Company is not a "holding company," a "subsidiary company" of a "holding company," an affiliate of a "holding company," or a "public utility company," as such terms are defined in the Holding Company Act.

     Section 3.17 Offshore Group. (a) Except as disclosed in the Company Group SEC Reports filed and delivered to Parent prior to the date of this Agreement or in Section 3.17(a) of the Company Disclosure Schedule or as does not otherwise have, and would not reasonably be expected to have, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has any joint and several liabilities or obligations arising out of the assets, business, operations, debts or liabilities of the Offshore Group.

     (b) Neither the Company nor any Company Subsidiary is contractually liable, either primarily or contingently, for any liability or obligation of any member of the Offshore Group under any indenture or other loan or credit document or any other contract, license, lease or instrument to which any member of the Offshore Group is a party, except for liabilities or obligations set forth in
Section 3.17(b) of the Company Disclosure Schedule which will be released prior to the Effective Time.

     (c) Since December 31, 1997, except as permitted by this Agreement or any Related Agreement or as otherwise set forth in Section 3.17(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has made any investment, loan, payment, advance or contribution of funds or property to any member of the Offshore Group or forgiven or capitalized any amounts owed by any member of the Offshore Group to the Company or any Company Subsidiary (other than the Exchange).

     (d) The assets owned or leased by the MSG Entities are used in connection with the ownership or operation of such entities' semi-submersible drilling rigs and are not used in connection with the business of the Company and the Company Subsidiaries.

     Section 3.18 Limitation on Company Representations and Warranties. Except as set forth in Section 3.4, 3.5, 3.13(b) or 3.17, no representations or warranties delivered by the Company in this Agreement shall cover, apply to, or otherwise pertain to any member of the Offshore Group or any assets, business, operations or information related thereto.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1 Conduct of Business by the Company Pending the Merger. Except as contemplated by the Company Disclosure Schedule, this Agreement and the Related Agreements during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, lessors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time and (ii) prepare and timely file all Tax Returns and amendments required to be filed by any of the Company and the Company Subsidiaries prior to the Effective Time and pay all Taxes relating to such Tax Returns before they shall become delinquent. Except as otherwise expressly permitted or contemplated by this Agreement, the Related Agreements or the Company Disclosure Schedule, the Company shall not, and shall not permit any of the Company Subsidiaries to, without the prior written consent of Parent:

          (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than (x) dividends and other distributions by direct or indirect wholly owned Subsidiaries, (y) regular quarterly cash dividends by Leviathan, LGPC and Holdings declared and paid in amounts (including any increases thereof) and at times consistent with past practice and (z) the distribution of Offshore capital stock to the holders of Company Common Stock in accordance with the terms of the Contribution and Distribution Agreement and the Tax Sharing Agreement), (ii) other than in the case of any direct or indirect wholly owned Company Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than a purchase or an acquisition resulting from a required repurchase offer by the Company pursuant to the Indenture dated as of March 21, 1994 between the Company and the Bank of New York, successor in interest to the First Interstate Bank of Texas, N.A. and the related loan and security documents (collectively, as amended, the "Company Indenture") and the Company's Senior Subordinated Promissory Note dated January 23, 1997 payable to Hare & Co. (the "Subordinated Note") as a consequence of any of the Company's election under the Restructuring Agreement, the Contribution and the Rights Offering (as defined in Section 5.11(a)) or the transactions contemplated by the Contribution and Distribution Agreement);

          (b) issue, deliver, sell, pledge, dispose of or otherwise encumber (other than the pledges or other encumbrances described in Section 4.1(e)) any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Options (whether or not presently exercisable) outstanding on the date of this Agreement or upon the exercise of Warrants outstanding on the date of this Agreement, in each case in accordance with their current terms;

          (c) amend its articles or certificate of incorporation or by-laws or other comparable organizational documents;

          (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets except, in the case of clauses (i) and (ii), for transactions not exceeding $100,000 individually or $1,000,000 for all transactions pursuant to clauses (i) and (ii) in the aggregate;

          (e) except for Permitted Encumbrances or as required by contracts and agreements set forth in the Company Disclosure Schedule, sell, lease, license, mortgage or otherwise encumber or subject to any lien, charge or encumbrance or otherwise dispose of, or agree to sell, lease, license, mortgage or otherwise encumber or subject to any lien, charge or encumbrance or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to the Company and the Company Subsidiaries taken as a whole; when used in this Agreement, the term "Permitted Encumbrances" shall include any liens, title defects, preferential rights or other encumbrances upon any of the relevant individual's or entities' property, assets or revenues, whether now owned or hereafter acquired, that are (i) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceeding, (ii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, (iii) for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or the Company Subsidiaries, as the case may be, in conformity with GAAP, (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Company Subsidiary, (vi) created pursuant to construction, operating and maintenance agreements, space lease agreements and other similar agreements, in each case having ordinary and customary terms and entered into in the ordinary course of business by the Company and the Company Subsidiaries and (vii) created pursuant to or arising under the Company Indenture, the Subordinated Note or the Second Amended and Restated Credit Agreement dated as of March 23, 1995 between Leviathan, Chase Manhattan Bank, as administrative agent, and the lenders thereto and the related loan and security documents (collectively, as amended, the "Leviathan Credit Agreement");

          (f) incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities or make any loans, advances or capital contributions to, or other investments in, any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than indebtedness incurred in the ordinary course of business consistent with past practice which is prepayable at any time without premium or penalty;

          (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Company Subsidiary other than as contemplated by this Agreement and the Related Agreements;

          (h) except as required under any collective bargaining agreement, enter into or adopt any new, or amend any existing, severance plan, agreement or arrangement or enter into any new or amend any existing Company Employee Benefit Plan or employment or consulting agreement, other than as required by law;

          (i) increase the compensation payable or to become payable to its officers or employees, except for (i) increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company or any of its Subsidiaries and (ii) to the extent required under the terms of any applicable incentive plan or arrangement set forth in the Company Disclosure Schedule, the payment of annual incentive bonuses relating to the fiscal year ending June 30, 1998;

          (j) grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards;

          (k) take any action with respect to accounting policies or procedures for Tax or accounting purposes (other than actions required to be taken by Tax laws or generally accepted accounting principles) or make or change any election with respect to Taxes (except that the Company can elect to forgo the carryback of net operating losses existing as of June 30, 1997);

          (l) except as disclosed in the Company's or Leviathan's capital expenditure plan which has been disclosed to Parent prior to the date of this Agreement or in the Company Disclosure Schedule or for maintenance capital expenditures in the ordinary course of business consistent with past practice or capital expenditures to repair or replace casualty losses, make or agree to make any new capital expenditure or expenditures in excess of $100,000 individually or $1,000,000 in the aggregate;

          (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Group SEC Reports or incurred in the ordinary course of business consistent with past practice or as required by law;

          (n) settle or compromise any material federal, state, local or foreign Tax liability;

          (o) except as expressly provided in this Agreement, enter into, amend, terminate or waive any provision of, any agreement or arrangement with any Related Party or enter into any transaction with any Related Party;

          (p) take any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code; or

          (q) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 4.2 Partnerships and Joint Ventures. Notwithstanding anything in this Agreement to the contrary, (i) the Company shall have the right to take all such actions it reasonably deems necessary or appropriate to cause LGPC, Leviathan and applicable Subsidiaries of Leviathan to perform their obligations under contracts to which they are parties, (ii) nothing in this Agreement shall restrict LGPC and its Subsidiaries from taking such actions as they reasonably deem necessary or appropriate by reason of any capital calls or equity issuances by any entities (partnerships, limited liability companies or other joint ventures) in which Leviathan or Subsidiaries of Leviathan own an interest as of the date of this Agreement in order to maintain their proportionate equity interest in such entities and (iii) to the extent that the Company and the Company Subsidiaries are required to take any action or are precluded from taking any action with respect to Viosca Knoll Gathering Company pursuant to any provision of this Agreement and Parent declines a request by the Company to waive the restrictions in this Agreement with respect to any such action, Parent shall be deemed to have waived any and all fiduciary duties and obligations owed to Parent or any Subsidiary thereof, in its capacity as a partner in Viosca Knoll Gathering Company, in connection with any such action by the Company, VK Deepwater Gathering Company, L.L.C., or any other Company Subsidiaries.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.1 Access and Information. The Company and the Company Subsidiaries shall afford to Parent and to Parent's accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments, records and personnel, and, during such period, shall furnish promptly to Parent
(i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request.

     Section 5.2 Registration Statement/Information Statement. Parent and the Company shall cooperate and promptly prepare, and Parent shall file with the Commission as soon as practicable, a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Parent Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the information statement of the Company with respect to the Merger (the "Information Statement/Prospectus"). Notwithstanding the foregoing, Parent may elect to cause the Company to file the Information Statement/Prospectus as confidential proxy material and to defer the filing of the Form S-4 until the Commission has provided written comments with respect thereto or has indicated that the Information Statement/Prospectus will not be reviewed, and shall thereafter file the Form S-4 as promptly as reasonably practicable. The respective parties will cause the Information Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Company will cooperate with Parent, to have the Form S-4 declared effective by the Commission as promptly as practicable after the filing thereof (including without limitation, responding to any comments received from the Commission with respect thereto) and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Each of Parent and the Company shall, as promptly as practicable, provide to the other copies of any written comments received from the Commission with respect to the Information Statement/Prospectus or the Form S-4 and advise the other of any oral comments with respect to the Information Statement/Prospectus or the Form S-4 received from the Commission. Parent shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Form S-4 or the Information Statement/Prospectus (i) in the case of the Information Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, or (ii) in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 or the Information Statement/Prospectus (i) in the case of the Information Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, or, (ii) in the case of the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent will be deemed to have been supplied by Parent and information concerning or related to the Company shall be deemed to have been supplied by the Company. No amendment or supplement to the Information Statement/Prospectus will be made by Parent or the Company without the approval (not to be unreasonably delayed or withheld) of the other party. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, or the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction.

     Section 5.3 Compliance with the Securities Act. At least 30 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, at the date of this Agreement, "affiliates" (each such person, an "Affiliate") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall deliver or cause to be delivered to Parent, prior to the Effective Time, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit B (an "Affiliate Letter"). Parent shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of the Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such Affiliate Letters.

     Section 5.4 Stock Exchange Listing. Parent shall use its best efforts to list on the NYSE, upon official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

     Section 5.5 Employee Matters. As of the Effective Time, the employees of the Company and each Company Subsidiary listed in Section 5.5(a) of the Company Disclosure Schedule shall continue employment with the Surviving Corporation and its Subsidiaries, respectively, in the same positions and at the same level of wages and/or salary and without having incurred a termination of employment or separation from service; provided, however, except as may be specifically required by applicable law or any contract, neither the Surviving Corporation and its Subsidiaries, on the one hand, nor any employee, on the other hand, shall be obligated to continue any employment relationship or any specific terms of employment for any specific period of time. The Company has agreed to make certain severance payments to terminated employees as provided in the Contribution and Distribution Agreement (as defined in Section 5.11(a)). At the request of Parent, the Company shall terminate immediately prior to the Effective Time any employee of the Company and the Company Subsidiaries listed in Section 5.5(b) of the Company Disclosure Schedule. As of the Effective Time, Parent shall be the sponsor of the Company Employee Benefit Plans sponsored by the Company immediately prior to the Effective Time, and Parent shall and shall cause its Subsidiaries to satisfy all obligations and liabilities under such Company Employee Benefit Plans; provided, however, that, except as hereafter provided in this Section 5.5 or in the Company Disclosure Schedule, nothing contained in this Agreement shall limit or restrict Parent's or its Subsidiaries' right on or after the Effective Time to amend, modify or terminate any of the Company Employee Benefit Plans. To the extent any employee benefit plan, program or policy of Parent or their affiliates is made available to any person who is an employee of the Company or any of the Company Subsidiaries immediately prior to the Effective Time: (i) service with the Company and the Company Subsidiaries by any employee prior to the Effective Time shall be credited for eligibility and vesting purposes and for purposes of qualifying for any additional benefits tied to periods of service (such as higher rates of matching contributions and eligibility for early retirement) under such plan, program or policy, but not for benefit accrual purposes; and (ii) with respect to any welfare benefit plans to which such employees may become eligible, Parent shall cause such plans to provide credit for any co-payments or deductibles by such employees and waive all pre-existing condition exclusions and waiting periods, other than limitations or waiting periods that have not been satisfied under any welfare plans maintained by the Company and the Company Subsidiaries for their employees prior to the Effective Time. At the reasonable request of Parent, the Company shall amend, modify or terminate any of the Company Employee Benefit Plans at or immediately prior to the Effective Time (whichever the Parent may request) and shall take such other steps as Parent may reasonably request to facilitate the administration after the Effective Time of the compensation and benefit plans, programs and arrangements of the Surviving Corporation.

     Section 5.6 Indemnification. (a) From and after the Effective Date, the Surviving Corporation shall indemnify, defend and hold harmless the officers, directors and employees of the Company and the Company Subsidiaries (except to the extent such persons are liable due to performance in the capacity as an officer, director or employee of any Subsidiary of the Company other than a Company Subsidiary) who were such at any time prior to the Effective Time (the "Indemnified Parties") from and against all losses, expenses, claims, damages or liabilities arising out of the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable law, and the Indemnified Parties shall be advanced expenses subject to a customary reimbursement agreement. All rights to indemnification existing in favor of the directors, officers or employees of the Company and the Company Subsidiaries as provided in the Company's certificate of incorporation or By-laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect thereafter. Parent shall maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring on or prior to the Effective Time; provided, however, that Parent may substitute therefor policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are no less advantageous to the Indemnified Parties; and provided, further, that Parent shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of 150% of the current annual premium paid by the Company for its existing coverage (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Parent shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

     (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

     (c) Any Indemnified Party, upon learning of any claim, action, suit, proceeding or investigation for which such party may seek indemnification under this Section 5.6, shall promptly notify Parent.

     Section 5.7 HSR Act. The Company and Parent shall file as soon as practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby, and shall respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation.

     Section 5.8 Additional Agreements. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees diligently to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practical, including using all commercially reasonable efforts to (i) obtain all necessary waivers, consents and approvals, (ii) effect all necessary registrations and filings, (iii) lift any injunction to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), (iv) work diligently in cooperation with the other party in connection with the consummation of any repurchase offer or consent solicitation required pursuant to the Company's Indenture or the Subordinated Note as a consequence of the Contribution and the Rights Offering, the Merger, the Company's disposition of Deepflex or the Company's election made pursuant to the Restructuring Agreement and the obtaining of the consent of the holders of the notes issued pursuant to the Company Indenture and the Subordinated Note to the amendments described in Appendix A, provided that Parent shall control any solicitation of consents contemplated by this clause (iv) and shall be responsible for all costs and expenses incurred by any party hereto in connection with such solicitation of consents, (v) to the extent deemed desirable by the Company, obtain waivers from holders of applicable Options and Warrants with respect to any antidilution adjustment, if any, in connection with the Contribution and the Rights Offering in exchange for a proportionate share of the Offshore stock, and (vi) otherwise promptly satisfy the conditions set forth in Article VI.

     (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent and the Company shall take all such necessary action.

     (c) Following the Effective Time, Parent shall use all reasonable efforts to conduct the business and otherwise act in a manner which would not jeopardize the characterization of the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

     Section 5.9 No Shop. The Company agrees (a) that neither it nor any of its Subsidiaries or affiliates shall, and it shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries or affiliates) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company and the Company Subsidiaries, taken as a whole (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or release any third party from any obligations under any existing standstill agreement or arrangement, or enter into any agreement with respect to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 5.9; and (c) that it will notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it. Notwithstanding the foregoing, prior to the Consent Date, the Company may, directly or indirectly, furnish information and access to, and may participate in discussions and negotiate with, any person, if (i) such person has submitted an unsolicited written proposal to the Board of Directors of the Company relating to an Alternative Proposal, (ii) the Board of Directors of the Company believes, after consultation with its financial advisor, that such Alternative Proposal is superior from a financial point of view to the transactions contemplated by this Agreement and the Related Agreements and (iii) the Board of Directors of the Company determines in its good faith judgment that it is required to take such action to comply with the Board of Directors' fiduciary duty imposed by law (a "Superior Proposal"). Such Board of Directors shall provide a copy of any such written proposal to Parent immediately after receipt thereof and thereafter keep Parent promptly advised of any development with respect thereto and any revision of the terms of such Superior Proposal. Nothing in this Section 5.9 shall (x) permit the Company to terminate this Agreement,
(y) permit the Company or any Company Subsidiary to enter into any agreement or arrangement with respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, neither the Company nor any Company Subsidiary shall enter into any agreement or arrangement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of the Company under this Agreement.

     Section 5.10 Advice of Changes; SEC Filings. The Company shall confer on a regular basis with Parent on operational matters. Parent and the Company shall promptly advise each other orally and in writing of any change or event that has had, or could reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. The Company and Parent shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby other than any filing by the Company pursuant to the HSR Act.

     Section 5.11 Certain Additional Matters. (a) Prior to the Closing, the Company shall (i) contribute to Offshore all of the outstanding shares of capital stock of Deepflex owned by the Company (the "Contribution") and (ii) distribute pro rata to the holders of Company Common Stock rights (the "Rights") to purchase all of the common and preferred stock and/or units representing the same (the "Offshore Shares") owned or to be acquired by the Company in Offshore (the "Rights Offering") as provided in the Contribution and Distribution Agreement attached as Exhibit C (the "Contribution and Distribution Agreement"). The Company and Offshore will also execute and deliver a Tax Sharing Agreement in the form attached as Exhibit D (the "Tax Sharing Agreement") immediately prior to the Contribution and will execute and deliver such other definitive documentation necessary to effectuate the Contribution and the Rights Offering and document the contractual relationship between Offshore and the Company (collectively, the "Offshore Documentation") as Parent, the Company and Offshore shall in reasonable good faith mutually agree on. The Company shall cause Offshore to execute and deliver the Offshore Documentation. The Company and Offshore shall not amend, modify or waive any provisions of the Contribution and Distribution Agreement or the Tax Sharing Agreement without the consent of Parent. The Company shall, and shall cause Offshore, promptly to prepare and to file with the Commission as soon as practical and in no event later than March 31, 1998, a Registration Statement under the Securities Act, with respect to the Offshore Shares issuable or deliverable upon exercise of the Rights (the "Rights Offering Registration Statements"), a portion of which shall also serve as the prospectus of the Company and Offshore with respect to the offering and sale of the Offshore Shares (the "Rights Offering Prospectuses"). The Company will, and will cause Offshore to, use all reasonable efforts, and Parent and the Company will cooperate with Offshore, to have the Rights Offering Registration Statements declared effective by the Commission as promptly as practical after the filing thereof, and to mail to stockholders of the Company in connection with the Contribution and the Rights Offering the Rights Offering Prospectuses. The Company shall, and shall cause Offshore to, perform its obligations required to be performed prior to the Effective Time under the Contribution and Distribution

Agreement, the Offshore Documentation and any other agreements executed in connection with this Agreement.

     (b) Between the date hereof and the Closing, except as contemplated by this Agreement and the Related Agreements (i) the Company and the Company Subsidiaries shall not invest, loan, pay or otherwise advance or contribute any funds or property to any member of the Offshore Group or pay any Taxes (as defined in the Tax Sharing Agreement) relating to the assets, business or operations of any member of the Offshore Group or forgive or capitalize any amounts owed by any member of the Offshore Group to the Company or any of the Company Subsidiaries, (ii) immediately prior to the Effective Time, the Company shall cause the members of the Offshore Group to (and the members of the Offshore Group shall) pay in cash all amounts owed by them to the Company or any of the Company Subsidiaries (except (x) if the transactions contemplated by the Redemption Agreement attached as Exhibit E (the "Redemption Agreement") are consummated, the management fees under the First Amended and Restated Management Agreement dated November 10, 1993 between Offshore and the Company will be reduced by 50% effective retroactively to January 1, 1998, (y) management fees under the Management Agreement dated November 10, 1993 between the Company and Deepflex, as amended, dated January 19, 1995 that accrue from December 19, 1997 through the Closing, will be contributed or forgiven at or prior to the Closing, and (z) as otherwise provided in the Contribution and Distribution Agreement)) and (iii) immediately prior to the Effective Time, the Company shall cause the members of the Offshore Group to (and the members of the Offshore Group shall) reimburse the Company for any payments of Taxes made by the Company or any Company Subsidiaries after January 1, 1998 and prior to the Effective Time which relate to the assets, business or operations of any member of the Offshore Group.

     (c) Contemporaneously with the execution and delivery of this Agreement, each of Thomas P. Tatham, Donald V. Weir, Charles M. Darling IV, John H. Gray, Grant E. Sims, James H. Lytal, Donald A. Sanders, Ben T. Morris and Michael T. Willis and Parent have entered into agreements (the "Subsidiaries Agreements") pursuant to which Parent will acquire all outstanding interests in Holdings, Offshore Gas Marketing, Inc. and Offshore Gas Processors, Inc. (the "Subsidiaries Securities") not owned by the Company concurrently with the Closing.

     (d) Contemporaneously with the execution and delivery of this Agreement, Leviathan and Offshore are entering into an agreement (the "Leviathan Purchase Agreement") pursuant to which Offshore will purchase the shares of capital stock of Offshore held by Leviathan in exchange for Offshore's interests in certain oil and gas properties. The Company shall cause Offshore to perform its obligations to be performed prior to the Effective Time under the Leviathan Purchase Agreement.

     Section 5.12 Confidentiality Agreement. Each party shall keep all information received pursuant to this Agreement confidential in accordance with the confidentiality provisions of the offer letter executed December 19, 1997 between Parent and the Company.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     Section 6.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (b) The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the Commission and remain in effect and all necessary approvals under state securities laws relating to the issuance or trading of the Parent Common Stock to be issued to stockholders of the Company in connection with the Merger shall have been obtained.

          (c) No preliminary or permanent injunction or other order by any federal or state court in the United States of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use all commercially reasonable efforts to have any such injunction lifted).

          (d) The Parent Common Stock to be issued to Company stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

          (e) On the Closing Date, the opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Parent, shall have been delivered to the Company and Parent in form and substance reasonably satisfactory to the Company and Parent to the effect that the Merger or, if applicable, the Alternative Tax Free Merger, will qualify as a reorganization within the meaning of Section 368(a) of the Code, if applicable. In rendering such opinion, such counsel shall be entitled to rely upon representations made by Parent and the Company in certificates in the forms attached hereto as Exhibits F and G.

          (f) The Contribution and the Rights Offering as provided in Section 5.11(a) hereof shall have occurred (including the effectiveness of the Rights Offering Registration Statements and the consummation of the transactions contemplated therein) and the Offshore Documentation shall have been executed and delivered and be in full force and effect.

          (g) The holders of notes issued pursuant to the Company Indenture and the Subordinated Note shall have consented to the transactions related to the Contribution and the Rights Offering and the holders of notes issued pursuant to the Company Indenture and the Subordinated Note shall have consented to the amendments described in Appendix A; provided that if such note holders elect to exercise their rights under any repurchase offer related to the transactions contemplated by the Merger Agreement and the Related Agreements, Parent shall finance the Company's repurchase thereof concurrently with the Closing or the consummation of such repurchase offer, if later.

     Section 6.2  Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations; Representations and
     Warranties. Parent and Merger Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of Parent by an executive officer of Parent to such effect.

          (b) Consents and Authorizations. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the consummation by it of the transactions contemplated by this Agreement shall have been obtained and made by Parent and Merger Sub, except for those consents, waivers, approvals, authorizations, orders and filings the failure of which to obtain would not and would not reasonably be expected to adversely affect the Closing.

          (c) Subsidiaries Agreements. Parent shall have complied in all material respects with its obligations to be performed prior to the Effective Time under the Subsidiaries Agreements.

     Section 6.3 Conditions to Obligations of Parent to Effect the Merger. The obligations of Parent to effect the Merger shall be subject to the fulfillment (or waiver by Parent) at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, (i) each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and (ii) each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date) except for such inaccuracies or breaches which either (a) do not adversely affect the Company or any Company Subsidiary or the value of the Merger to Parent or Parent's ability to operate the businesses of the Company and the Company Subsidiaries after the Effective Time or (b) have been cured by the Company within ten days after Parent's delivery to the Company of written notice of each such inaccuracy or breach; in the case of
     (i) and (ii), except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (b) Consents Under Agreements. The Company shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, or other agreement or instrument of the Company and the Company Subsidiaries, except as to which the failure to obtain such consents and approvals, individually or in the aggregate, would not be expected, in the reasonable opinion of Parent, to have a Company Material Adverse Effect or to have a material adverse effect upon the consummation of the transactions contemplated in this Agreement.

          (c) No Litigation. There shall not be pending any suit, action or proceeding by any domestic Governmental Entity (i) challenging the acquisition by Parent of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or seeking to obtain from Parent or the Company any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership, operation or control by the Company, Parent or any of their respective Subsidiaries of any portion of the business or assets of the Company or Parent and their respective Subsidiaries, or to compel the Company or Parent and their respective Subsidiaries to dispose of or hold separate any portion of the combined business or assets of the Company or Parent and their respective Subsidiaries, as a result of the Merger, which in either case, is material in relation to the Company and the Company Subsidiaries taken as a whole, or (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock.

          (d) Subsidiaries Agreements. Each party selling Subsidiaries Securities pursuant to the Subsidiaries Agreements shall have complied in all material respects with its obligations to be performed prior to the Effective Time under the Subsidiaries Agreements.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of any matters presented in connection with the Merger by the stockholders of the Company:

          (a) by mutual written consent of Parent and the Company;

          (b) by either the Company or Parent if there has been a breach of the representations, warranties, covenants or agreements on the part of the other set forth in this Agreement, which breach would result in the condition set forth in Section 6.2(a), in the case of a breach by Parent or Merger Sub, or

     Section 6.3(a), in the case of a breach by the Company, not being satisfied, and such breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the non-breaching party;

          (c) by either Parent or the Company if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger shall have become final and non-appealable;

          (d) by either Parent or the Company if the Merger shall not have been consummated on or before June 30, 1998, unless the failure to consummate the Merger is the result of a material breach of any covenant or agreement contained in this Agreement by the party seeking to terminate this Agreement which has not been cured within ten business days following receipt by the breaching party of notice of such breach from the non-breaching party; provided that, at the option of Parent, exercisable by notice in writing to the Company on or prior to June 30, 1998, the earliest date on which this Agreement may be terminated under this paragraph (d) shall be extended to September 30, 1998; and provided, further, that Parent shall have the right to exercise such option only if in the exercise notice Parent agrees that Parent shall permanently waive and be deemed to have waived all of its conditions to Closing except for the following: (x) Sections 6.1(a)-(f) and 6.3(d) (other than with respect to the Subsidiaries Agreements relating to each of Michael T. Willis, Donald A. Sanders and Ben
     T. Morris), (y) Section 6.3(a) with respect to covenants and agreements, and (z) Section 6.3(a) with respect to representations or warranties of the Company only to the extent Parent has given at least five days notice of its non binding intent to exercise Parent's right to extend and either (i) the Company has not delivered an officer's certificate with respect to the matters provided for in Section 6.3(a) (substituting the date of the certificate for the Effective Time in such certificate) or (ii) the officer's certificate was not to the Company's knowledge true and accurate.

          (e) by the Company, prior to the date on which the Consent has been executed by the holders of a majority of the shares of Company Common Stock outstanding as of the Consent Date, if the Board of Directors of the Company has received a Superior Proposal which the Board of Directors has resolved to accept; provided that concurrently with, and as a condition to the validity of, any such purported termination, the Company shall pay to Parent the sum of $20,000,000 in cash; provided that upon the tender of such $20,000,000 payment by the Company, Parent shall be deemed to have waived any and all claims Parent may have at law or in equity against the Company, its Subsidiaries or their respective officers, directors or employees arising out of or relating to this Agreement or Related Agreements; and provided, further, that nothing in this paragraph (e) shall constitute a waiver of any claim Parent may have at law or in equity against a third party for tortious interference with contract arising out of or relating to any Alternative Proposal.

     Section 7.2 Effect of Termination. (a) In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or their respective officers or directors (except for Section 5.12, Section 7.1(e), which liability on the part of the Company thereunder shall be limited to $20,000,000, this Section 7.2 and Article VIII, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant or agreement contained in this Agreement.

     (b) If either the Company or Parent has willfully breached a representation, warranty, covenant or agreement set forth in this Agreement that results in the other party terminating this Agreement pursuant to Section 7.1(c), then, in addition to any other remedies available to the non-breaching party, the breaching party shall promptly reimburse the non-breaching party for all substantiated out-of-pocket costs and expenses incurred by the non-breaching party in connection with this Agreement and the transactions contemplated hereby, including, without limitation, costs and expenses of accountants, attorneys and financial advisors, up to an aggregate of $5,000,000 (the "Expenses Fee"). Each of Parent and the Company acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated in this

Agreement, and that, without these agreements, Parent and the Company would not enter into this Agreement; accordingly, if the breaching party fails to promptly pay the amount due pursuant to this Section 7.2(b), and, in order to obtain such payment, the non-breaching party commences a suit which results in a judgment for the Expenses Fee, the breaching party shall pay to the non-breaching party its costs and expenses (including attorney's fees) in connection with such suit.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.

     Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     Section 7.5 Exclusive Remedy for Inaccuracy or Breach of Representation or Warranty. Except as expressly provided in Section 7.2(a) and (b) hereof, a party's sole and exclusive remedy with respect to the inaccuracy or breach of any representation or warranty provided by the other party shall be to (i) elect not to close the Merger and the other transactions contemplated by this Agreement to the extent permitted by Article VI and (ii) elect to terminate this Agreement to the extent permitted by Article VII.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 Non-Survival of Representations and Warranties. Except to the extent expressly set forth in Articles II and III, the parties hereto have not made and expressly negate and waive any representations or warranties (express, implied, statutory or otherwise) with respect to this Agreement or the title, condition or quality of any rights or assets of the Company or any Company Subsidiary or the accuracy or completeness of any information provided or obtained. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time or, if sooner, the termination of this Agreement.

     Section 8.2 Disclosure Schedules. Each disclosure identified in the Parent Disclosure Schedule and the Company Disclosure Schedule or elsewhere in this Agreement constitutes a disclosure by the disclosing party with respect to all applicable Sections of this Agreement, regardless of any reference to a particular Section or subsection.

     Section 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)  if to Parent or Merger Sub, to

            El Paso Natural Gas Company
            1001 Louisiana
            Houston, Texas 77002
            Attention: William A. Wise

             Facsimile No.: (713) 757-6030

            and

            Attention: Britton White, Jr.
            Facsimile No.: (713) 757-1872

            with a copy (which shall not constitute notice) to:

            Fried, Frank, Harris, Shriver & Jacobson
            One New York Plaza
            New York, New York 10004-1980
            Attention: Gary P. Cooperstein
            Facsimile No.: (212) 859-4000

        (b) if to the Company, to

           DeepTech International Inc.
           600 Travis Street
           Suite 7500
           Houston, Texas 77002
           Attention: Chief Executive Officer

           Facsimile No.: (713) 224-7574

           with a copy (which shall not constitute notice) to:

           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           711 Louisiana Street, Suite 1900
           Houston, Texas 77002
           Attention: Rick L. Burdick
           Facsimile No.: (713) 236-0822

     Section 8.4 Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "the date hereof" in this Agreement means the date of this Agreement. As used in this Agreement, the word "Subsidiary" when used with respect to any relevant individual or entity, means any other individual or entity that directly or indirectly is controlled by such relevant individual or entity in question. As used herein, the term "control" (including its derivatives and similar terms) means the power to, directly or indirectly, direct or cause the direction of the management and policies of such relevant individual or entity.

     Section 8.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other written agreements executed by the parties in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and there are no promises, undertakings, representations or warranties by the Company or Parent relative to the subject matter of this Agreement not expressly set forth or referred to herein. This Agreement, except for the provisions of Section 5.6, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 8.8 Assignment. Except as contemplated by Sections 1.11 and 1.12, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, transferred, disposed of or otherwise alienated by either of the parties hereto (whether voluntarily or involuntarily, with or without consideration, by operation of law or otherwise) without the prior written consent of the other party (which consent may be granted or withheld in such party's sole discretion). An attempted assignment, transfer, disposition or alienation in violation of this Agreement shall be null, void and ineffective. Subject to the two preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 8.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 8.10 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          DEEPTECH INTERNATIONAL INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          EL PASO ACQUISITION COMPANY

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          EL PASO NATURAL GAS COMPANY

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                       CERTIFICATE OF CORPORATE SECRETARY

     The undersigned hereby certifies that he is the duly elected, qualified, and acting Corporate Secretary of Parent, and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same and does hereby certify and resolve on behalf of Parent that: (i) this Agreement has been adopted by Parent pursuant to Section 251(f) of the Delaware General Corporation Law, (ii) Parent's Restated Certificate of Incorporation does not require a vote of its stockholders for the adoption of this Agreement, (iii) this Agreement does not amend in any respect Parent's Restated Certificate of Incorporation,
(iv) each share of stock of Parent outstanding immediately prior to the effective date of the Merger is to be an identical outstanding or treasury share of the Surviving Corporation after the Effective Time, and (v) the authorized unissued shares or the treasury shares of common stock of Parent to be issued or delivered under this Agreement plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under this Agreement do not exceed 20% of the shares of common stock of Parent outstanding immediately prior to the Effective Time.

     IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the 27th day of February, 1998.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title: Corporate Secretary of El
                                                   Paso Natural Gas Company

                            CERTIFICATE OF SECRETARY

     The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of the Company, and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same and does hereby certify and resolve on behalf of the Company that this Agreement has been adopted by written consent of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the 27th day of February, 1998.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title: Secretary of DeepTech
                                              International Inc.